   THIS DEED OF ASSIGNMENT, made this 27th day of February, 1996, by and between OWL'S CREEK GOLF CENTER, INC., a Virginia corporation (the "Assignor") [index as grantor]; and VIRGINIA BEACH FAMILY GOLF CENTERS, INC., a Delaware corporation (the "Assignee") [index as grantee], the address of which is 225 Broadhollow Road, Suite 196E, Melville, New York 11747; and THE CITY OF VIRGINIA BEACH, VIRGINIA (the "City") [index as grantor];

                                 WITNESSETH:

   WHEREAS, by that certain Deed of Lease, dated March 17, 1987, and recorded in the Clerk's Office of the Circuit Court of the City of Virginia Beach, Virginia ("Clerk's Office"), in Deed Book 2620, at page 586, as corrected by Correction to Deed of Lease dated December 9, 1992, recorded in the Clerk's Office in Deed Book 3161, at page 1033, as amended by Amendment of Deed of Lease dated November 30, 1994, recorded in the Clerk's Office in Deed Book 3476, at page 1451 (hereinafter collectively referred to as the "Lease"), the City leased and demised to Assignor certain real property (hereinafter referred to as the "Land") located in the City of Virginia Beach, Virginia, which Land is more particularly described in the Lease; and

   WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest as lessee under the Lease and Assignee desires to accept such right, title and interest and to assume all obligations, covenants and duties of Assignor as lessee under the Lease; and

   WHEREAS, the Lease provides that the written consent of the City is required prior to such an assignment by Assignor,

   NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00), cash in hand paid, the Lease, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto do hereby agree as follows:

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

   1. Assignor does here by assign, transfer and set over unto Assignee all of Assignor's right, title and interest of every kind and nature in, to and under the Lease.

   2. Assignee covenants and agrees to perform and be solely responsible for all obligations of the tenant under the Lease arising from and after the date hereof, and shall indemnify and hold harmless Assignor from and against any and all liabilities, costs, damages and expenses (including attorneys' fees) arising from Assignee's failure to perform or observe the provisions of the Lease.

   3. The City does hereby grant its consent to the foregoing assignment of the Lease from the Assignor to the Assignee.

   IN WITNESS WHEREOF, the parties hereto have caused this Deed to be duly executed by their proper officers and representatives thereunto duly authorized:

                                          ASSIGNOR:

                                          OWL'S CREEK GOLF CENTER, INC., a
                                          Virginia Corporation

                                          By: Thomas C. Broyles
                                          -----------------------------------
                                          Its: President
                                          -----------------------------------

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

                                          ASSIGNEE:

                                          VIRGINIA BEACH FAMILY GOLF CENTERS,
                                          INC., a Delaware corporation

                                          By: /s/ Krishnan P. Thampi
                                          -----------------------------------
                                          Its: Exec. Vice Pres.
                                          -----------------------------------

                                          CITY:

                                          CITY OF VIRGINIA BEACH, VIRGINIA

                                          By: /s/ C. ORAL LAMBERT, JR.
                                          -----------------------------------
                                          C. ORAL LAMBERT, JR.,
                                          Its: Chief of Staff
                                          -----------------------------------

COMMONWEALTH OF VIRGINIA
AT LARGE, to wit:

   The foregoing instrument was acknowledged before me in Virginia Beach, Virginia, this 29th day of February, 1996, by Thomas C. Broyles, President of Owl's Creek Golf Course, Inc., a Virginia corporation, on behalf of said corporation.

                                                  Pamela J. Piscatelli
                                          -----------------------------------
                                                      Notary Public

My commission expires:
7-31-98

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

COMMONWEALTH OF VIRGINIA
AT LARGE, to-wit:

   The foregoing instrument was acknowledged before me in Farmingdale, N.Y. this 27th day of February, 1996, by Krishnan P. Thampi, Exec. Vice President of Virginia Beach Family Golf Centers, Inc., a Delaware corporation, on behalf of said corporation.

                                                  /s/ Barbara M. Wright
                                          -----------------------------------
                                                      Notary Public

BARBARA M. WRIGHT
NOTARY PUBLIC
STATE OF NEW YORK
NO. 01WR5038497
SUFFOLK COUNTY
TERM EXPIRES 1/30/97

My commission expires:
1/30/97

COMMONWEALTH OF VIRGINIA
AT LARGE, to-wit:

   The foregoing instrument was acknowledged before me in Virginia Beach, Virginia, this 1st day of March, 1996, by C. Oral Lambert, Jr., Chief of Staff of the City of Virginia Beach, Virginia, on its behalf.

                                                   /s/ Karen M. Akers
                                          -----------------------------------
                                                      Notary Public

My commission expires:
1/31/99

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